UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2009

SearchHelp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Jericho Turnpike, Suite 208E, Syosset, New York	11791
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 802-0223

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02   Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 4, 2009, Jeffrey Greene was appointed to the Company’s board of directors to serve until the next annual meeting of stockholders and until his successor is elected and qualified.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2009, on February 10, 2009, Mr. Greene was appointed to serve as the Company’s Chief Executive Officer. Mr. Greene, 61 has spent the last 30 years as a CEO/COO starting, restarting and rehabilitating businesses in banking, technology, entertainment and most recently the wireless space.  Greene also served as the Chairman of Citicorp Information Management Services, which was one of the largest resellers of marketing intelligence to the packaged goods industry.  He later became the President of Island Trading Company the owner of 74 entertainment properties including Island Records.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2009, on February 10, 2009, the Company entered into an employment agreement with Mr. Greene (the “Greene Employment Agreement”), pursuant to which Mr. Greene will serve as the Company’s Chief Executive Officer and on the Company’s Board of Directors, effective upon the resignation of the prior Chief Executive Officer, which resignation occurred on February 10, 2009 (the “Greene Effective Date”). The Greene Employment Agreement has a term of three years, subject to earlier termination as provided therein, and may be extended beyond the initial three year term by mutual agreement of the Company and Mr. Greene (the “Greene Term”). Pursuant to the Greene Employment Agreement, Mr. Greene will receive a base salary of $240,000, which may be increased up to $300,000 during the first year of the Greene Term if certain milestones are achieved.  Commencing one year from the Greene Effective Date, all salary increases or bonus payments will be in the sole discretion of the Company’s Board of Directors. Pursuant to the Greene Employment Agreement, the Company agreed to grant Mr. Greene a) one million five hundred thousand options, vesting over a three year period from the effective date on a cashless basis (if still employed) at an exercise price equal to the thirty day volume weighted average price set on the effective date; b) three million five hundred thousand warrants to purchase the Company’s common stock at an exercise price of ten cents expiring February 10, 2014; and c)  four million performance based stock options, which will vest based on the achievement of certain milestones.

The Greene Employment Agreement may be terminated by the Company for Good Cause (as defined the Green Employment Agreement), in which event Mr. Greene shall have no right to any further base salary or other benefits or bonus, and Mr. Greene shall forfeit all non-vested options, warrants and stock, and any warrant, option, or cash bonus granted within 180 days.  If the Company terminates the Greene Employment Agreement (other than for Good Cause), Mr. Greene shall be entitled to a severance payment equal to one month’s salary during year one of the Term, two months’ salary during year two of the Term, and three months’ salary during year three of the Term.

The Greene Employment Agreement may also be terminated by Mr. Greene, in the event of a Material Breach (as defined in the Green Employment Agreement), including the termination by the Company for reasons other than Good Cause) by the Company. If Mr. Greene terminates the Greene Employment Agreement as a result of a Material Breach by the Company, the Company shall continue to provide Mr. Greene with his base salary and benefits for a period of three months. If Mr. Greene terminates the Greene Employment Agreement for a reason other than a Material Breach by the Company, Mr. Greene shall forfeit any warrant, option, or cash bonus granted within 180 days.

On March 4, 2009, Peter Sealey was appointed to the Company’s board of directors to serve until the next annual meeting of stockholders and until his successor is elected and qualified.  As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2009, on February 10, 2009, the Company entered into an agreement with Mr. Sealey (the “Sealey Agreement”), pursuant to which Mr. Sealey will serve as the Company’s Non-Executive Chairman, effective upon the resignation of the prior chairman (which resignation occurred February 10, 2009) (the “Sealey Agreement Date”). The Sealey Agreement has a one year term, subject to earlier termination as provided therein, and may be extended upon shareholder approval or if an annual shareholder meeting does not occur, by mutual agreement between Mr. Sealey and the Board of Directors. Pursuant to the Sealey Agreement, the Company agreed to grant Mr. Sealey, on the Sealey Agreement Date, 500,000 fully vested five year warrants to purchase shares of the Company’s common stock at an exercise price that is the lesser of $0.10 or the 30 day volume average weighted average price. The Warrants may be exercised on a cashless basis so long as Mr. Sealey serves as the Company’s Non-Executive Chairman.  The Company also agreed to grant Mr. Sealey 2,500,000 performance based stock options which shall vest based upon the achievement of certain milestones.

The Company may terminate the Sealey Agreement for Good Cause (as defined therein), in which event Mr. Sealey shall forfeit any non-vested options, warrants, or stock and any warrant, option or cash bonus received within 180 days. The Sealey Agreement may also be terminated by Mr. Sealey, in the event of a Material Breach (as defined therein, including the termination by the Company for reasons other than Good Cause) by the Company. If Mr. Sealey terminates the Sealey Agreement for a reason other than a Material Breach by the Company, Mr. Sealey shall forfeit any warrant, option, or cash bonus granted within 180 days.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2009, the Company’s Board of Directors approved an amendment to the Company’s By-laws. Pursuant to the amendment, Article III, Section 1 of the By-laws was modified to authorize the Company’s board to fix the number of persons that shall serve on the Company’s board. The By-laws were also amended to delete the following provision of Article III, Section 5 of the Company’s Bylaws:

SECTION 5.  INCREASE  OF  NUMBER.  - The  number of  directors  may be increased by amendment of these By-Laws by the  affirmative vote of a majority of the  directors,  though  less than a quorum,  or, by the  affirmative  vote of a majority in interest of the stockholders,  at the annual meeting or at a special meeting called for that purpose,  and by like vote the additional  directors may be chosen at such  meeting to hold  office  until the next annual  election  and until their successors are elected and qualify.

The amendments were effective immediately.

ITEM 9.01. Finacial Statements and Exhibits.

(d)

Exhibit
No.	Description

3.1	Amendment to the Bylaws of Search Help, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4 th day of March, 2009

	By: /s/	Erica Zalbert
Erica Zalbert
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

3.1	Amendment to the Bylaws of Search Help, Inc.